Exhibit 99.1

ONDAS HOLDINGS INC. ANNOUNCES APPOINTMENT OF RANDALL SEIDL

TO BOARD OF DIRECTORS

SUNNYVALE, Calif., November 16, 2020 - Ondas Holdings Inc. (OTCQB: ONDS), through its wholly owned subsidiary, Ondas Networks Inc., a developer of private licensed wireless data networks for mission-critical industrial markets (the “Company”), today announced that Randy Seidl has joined the Company’s Board of Directors.

“We are thrilled to have Randy join the Ondas team as an independent board member,” said Eric Brock, Chairman and CEO of Ondas Holdings Inc. “Randy brings a wealth of entrepreneurial experience in Enterprise Technology as a senior executive and board member with both public and private companies. We look forward to Randy joining the Board as we continue to execute our growth plan and define MC-IoT solutions for critical infrastructure markets.”

Mr. Seidl brings 35 years of global go-to-market technology expertise. He is a global technology board director, CEO, CRO, executive recruiter, sales community leader, consultant, advisor, and investor with extensive sales and executive leadership experience. He has worked in startups and with industry-leaders such as Hewlett Packard, Sun Microsystems, StorageTek, and EMC. He has a record of consistently increasing company value through his strategic leadership, go-to-market expertise, people skills, and his extensive executive relationship network. Randy is currently Founder & CEO of SALES COMMUNITY, a sales social network, Revenue Acceleration, a business consultancy, and Top Talent Recruiting, a boutique contingency recruiting firm. He is a Director at Data Dynamics and Cloudgenera. He previously was a Director of Datawatch Corporation, a publicly-listed company acquired by Altair in 2018.

“Through its FullMAX software platform, Ondas brings a disruptive, next-generation wireless connectivity solution providing tremendous value to its blue-chip customers and ecosystem partners,” said Mr. Seidl. “Ondas has made substantial investments in both its standards-based technology as well as in its go-to-market strategy. I am excited to join Eric and the Ondas team to help drive the upgrade cycle for high-value MC-IoT private industrial networks.”

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a developer of private licensed wireless data networks for mission-critical industrial markets. The Company designs and manufactures its multi-patented, Software Defined Radio (SDR) platform for Mission Critical IoT (MC- IoT) applications. Ondas Networks’ customer end markets include utilities, oil and gas, transportation, and government entities whose demands span a wide range of mission critical applications that require secure communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use the Company's SDR technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ SDR technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com, www.otcmarkets.com or follow Ondas Networks on Twitter and LinkedIn.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 13, 2020, and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

# # #

Company Contact:

Stewart Kantor, CFO

Ondas Holdings Inc.

888.350.9994 Ext. 1009